UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2021

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36868	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2020, Medicine Man Technologies, Inc., a Nevada corporation (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Dye Capital Cann Holdings II, LLC (the “Investor”) for the purchase of the Company’s Series A preferred stock, par value $0.001 per share (the “Preferred Stock”)of the Company in a private placement (the “Private Placement”).

As previously disclosed in the Current Report on Form 8-K filed on December 16, 2020, the Company entered into an Amendment to the SPA with the Investor to change the number of shares of Preferred Stock the Investor would purchase under the SPA, between the Company and the Investor from 12,400 shares to up to 13,000 shares in one or more closings, among other changes. The Company will use the proceeds from the Private Placement for the acquisition of Star Buds, as described below.

As previously disclosed in the Current Report on Form 8-K filed with the SEC on September 3, 2019, the Company entered into a binding term sheet with the Starbuds Group (as defined below), whereby the Company agreed to purchase the membership interests of each member (each, a “Member” and, collectively, the “Members”) of each Starbuds Company (the “Proposed Transaction”).

As previously disclosed in the Current Report on Form 8-K filed with the SEC on June 8, 2020 by Medicine Man Technologies, Inc., a Nevada corporation (the “Company”), the Company and SBUD, LLC, a Colorado limited liability company and wholly-owned subsidiary of the Company (the “Purchaser”), entered into thirteen separate purchase agreements (each, an “Agreement” and, collectively, the “Agreements”) with the sellers signatory thereto (each, a “Starbuds Company” and, collectively the “Starbuds Group”), whereby the Purchaser agreed to purchase substantially all of the assets of the Starbuds Group from each individual Starbuds Company pursuant to the Agreements (the “Purchase”). The Agreements were entered into in lieu of the Proposed Transaction.

As previously disclosed in the Current Report on Form 8-K filed with the SEC on September 21, 2020 by the Company, the Company and the Purchaser entered into an Omnibus Amendment No. 1 to Asset Purchase Agreements (“Omnibus Amendment No. 1”) with each Starbuds Company. Omnibus Amendment No. 1 revised certain material terms originally set forth in the Agreements.

As previously disclosed in the Current Report on Form 8-K filed with the SEC on December 23, 2020 by the Company, the Company and the Purchaser entered into an Omnibus Amendment No. 2 to Asset Purchase Agreements (“Omnibus Amendment No. 2”) with each Starbuds Company. Omnibus Amendment No. 2 revised certain material terms originally set forth in the Agreements, as amended by Omnibus Amendment No. 1 (as amended to date, each, an “APA”).

Item 1.01. Entry into a Material Definitive Agreement.

On February 3, 2021, the Company entered into a Second Amendment to Securities Purchase Agreement (the “Amendment”) with the Investor to change the number of shares of the Preferred Stock the Investor may purchase under the SPA, as amended by the Amendment to the SPAC, dated December 16, 2020 (as amended, the “SPA”), between the Company and the Investor from 13,000 to up to 17,000 in one or more closings, among other changes. The Amendment also modified the lock-up in the SPA to provide that the Investor is prohibited from selling more than (i) 25% of the shares of the Company’s common stock (the “Common Stock”) issuable upon conversion of the purchased shares of Preferred Stock during the 6-month period following the first anniversary of purchase, and (ii) 50% of the shares of the Common Stock issuable upon conversion of the purchased Preferred Stock (inclusive of any transfers under clause (i)) during the 6-month period following the 18 month anniversary of purchase.

The Company issued and sold to the Investor 3,100 shares of Preferred Stock on the same date.

2

Also, on February 3, 2021, the Company entered into separate subscription agreements with three unaffiliated purchasers pursuant to which the Company issued and sold an aggregate of 3,000 shares of Preferred Stock to such purchasers. On February 9, 2021, the Company entered into separate subscription agreements with an unaffiliated purchaser pursuant to which the Company issued and sold an aggregate of 100 shares of Preferred Stock to such purchaser.

The purchase price was $1,000 per share of Preferred Stock, for aggregate gross proceeds of $6,200,000 and aggregate net proceeds of approximately $5.9 Million, after deducting placement agent fees and estimated offering expenses.

SDDco-Brokerage LLC, and DelMorgan Group, LLC, each acted as a placement agent in connection with the transactions described above, and will each receive $77,000 as the Company’s placement agents.

The Company previously reported the terms of the Preferred Stock and the SPA (before the Amendment) in the Company’s Current Report on Form 8-K filed on December 23, 2020.

Justin Dye, the Company’s Chief Executive Officer, one of our directors and the largest beneficial owner of the Common Stock, controls the Investor, Dye Capital & Company, LLC (“Dye Capital”), which is one of the Company’s creditors, and Dye Capital Cann Holdings, LLC (“Dye Cann I”), which is a significant holder of the Company’s common stock. Mr. Dye has sole voting and dispositive power over the securities held by the Investor, Dye Capital and Dye Cann I. Mr. Dye, our Chief Operating Offering, Nirup Krishnamurthy, and one of our directors, Jeffrey Garwood, are part owners of the Investor and Dye Cann I. Another of our directors, Pratap Mukharji, is a part owner of the Investor. Mr. Krishnamurthy, Mr. Garwood and Mr. Mukharji do not beneficially own any of the securities held by the Investor or Dye Cann I. The Company’s Board of Directors obtained an opinion delivered by a financial advisory firm to the Board of Directors, which concluded that, based upon and subject to the procedures followed, limitations on the review undertaken and assumptions made and qualifications and other matters contained in opinion, the consideration to be received for the issuance of the Preferred Stock described above was fair to the Company from a financial point of view.

A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 4, 2021, pursuant to the applicable APA, the Company and the Purchaser closed on the acquisition of (i) Colorado Health Consultants LLC; and (ii) Mountain View 44th LLC. The aggregate purchase price for the assets of the Starbuds Group acquired on February 4, 2021 was approximately $9.3 million and was paid to each applicable Starbuds Company and the Members as a combination of cash, an aggregate of 1,969 shares of the Company’s Series A preferred stock (the “Preferred Stock”) together with an aggregate of 347 shares of Preferred Stock to be held in escrow pursuant to the terms and subject to the conditions set forth in Omnibus Amendment No. 2 and warrants to purchase an aggregate of 434,315 shares of the Company’s common stock at exercise price equal to $1.20 per share (the “Transaction Warrants”). The Company funded the aggregate cash portion of the purchase price for each Starbuds Company who was acquired on February 4, 2021 from proceeds received as disclosed in the transaction as disclosed in Item 1.01 hereto. Mr. Brian Ruden, a member of the Board of Directors of the Company, has an ownership interest in each Starbuds Company that was acquired on February 4, 2021.

The description of Omnibus Amendment No. 2 contained in Item 1.01 of the Company’s Current Report on Form 8-K filed on December 23, 2020 (the “Prior 8-K”) is incorporated herein by reference. The summary of Omnibus Amendment No. 2 and the transactions contemplated thereby contained in the Prior 8-K does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Omnibus Amendment No. 2 filed as Exhibit 2.1 to the Prior 8-K, which is incorporated herein by reference.

3

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

The issuance of the shares of Preferred Stock to the Investor and the four unaffiliated purchasers was exempt from registration under Securities Act Section 4(a)(2) and Securities Act Rule 506(b). The Investor and the four unaffiliated purchasers are sophisticated and represented in writing that they were accredited investors and acquired the securities for their own accounts for investment purposes. A legend will be placed on the certificates representing shares of Preferred Stock, subject to the terms of the applicable transaction documents, stating that the securities in question have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

The information contained in Item 2.01 above is incorporated herein by reference.

The Transaction Warrants have not been registered under the Securities Act of 1933, as amended (the “Act”), or state securities laws. The issuance of the Transaction Warrants was exempt from the registration requirements of the Act pursuant to Section 4(a)(2) of the Act and Rule 506 of Regulation D promulgated thereunder (“Regulation D”), made only to and with an “accredited investor” as defined in Regulation D. This Current Report on Form 8-K shall not constitute an offer to sell, nor the solicitation of an offer to buy, the securities described herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The audited financial statements of each Starbuds Company required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information reflecting the Purchase, to the extent required by this item, will be furnished by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Securities Purchase Agreement, dated December 16, 2020, between Medicine Man Technologies, Inc. and Dye Capital Cann Holdings II, LLC

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

	By:	/s/ Dan Pabon
Date: February 9, 2021		Dan Pabon General Counsel

5